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                                CREDIT AGREEMENT


                                  BY AND AMONG


                          GREENMARINE ACQUISITION CORP.
                                    Borrower,


                                       and


                          AMERICAN ANNUITY GROUP, INC.,
                                       and
                        GREAT AMERICAN INSURANCE COMPANY,
                                     Lenders


                                 August 13, 1997


================================================================================



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                                    EXHIBITS



Exhibit A                      Form of Pledge Agreement
Exhibit B                      Form of Promissory Note
Exhibit C                      Form of Borrower's Counsel Opinion Letter
Exhibit D                      Form of Funding Certification







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                                TABLE OF CONTENTS

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

RECITALS....................................................................................................  1

ARTICLE 1

                                                           INTERPRETATION...................................  2
         Section 1.1           Provisions Pertaining to Definitions.........................................  2
         Section 1.2           Definitions..................................................................  2

ARTICLE 2

                                                              THE LOANS..................................... 16
         Section 2.1           Commitments.................................................................. 16
         Section 2.2           Making the Loans............................................................. 16
         Section 2.3           The Notes.................................................................... 17
         Section 2.4           Payments on the Loans........................................................ 17
         Section 2.5           Payments and Computations.................................................... 18
         Section 2.6           Payments to be Free of Deductions............................................ 18
         Section 2.7           Use of Proceeds.............................................................. 19
         Section 2.8           Additional Costs, Etc........................................................ 19
         Section 2.10          Pledge of Stock.............................................................. 20

ARTICLE 3

                                                CONDITIONS PRECEDENT TO DISBURSEMENTS....................... 21
         Section 3.1           Conditions Precedent to Initial Phase I Loans................................ 21
         Section 3.2           Conditions Precedent to Each Borrowing Of Phase I Loans...................... 24

         Section 3.3           Conditions Precedent to Phase II Loans....................................... 25
                               (e)    Consents, Etc......................................................... 27

ARTICLE 4

                                               GENERAL REPRESENTATIONS AND WARRANTIES....................... 28
         Section 4.1           Existence, Etc............................................................... 28
         Section 4.2           Authority, Etc............................................................... 29
         Section 4.3           Binding Effect of Documents, Etc............................................. 30
         Section 4.4           No Events of Default, Etc.................................................... 31
         Section 4.5           Indebtedness for Borrowed Money.............................................. 31
         Section 4.6           Litigation................................................................... 31
         Section 4.7           No Materially Adverse Contracts.............................................. 32
         Section 4.8           Taxes and Tax Returns, Etc................................................... 32
         Section 4.9           Governmental Regulation...................................................... 32
         Section 4.10          Securities Activities........................................................ 33
         Section 4.11          Disclosure................................................................... 33
         Section 4.12          No Material Default.......................................................... 33

ARTICLE 5

                                                  AFFIRMATIVE COVENANTS OF BORROWER......................... 33
         Section 5.1           Reports and Other Information................................................ 34
         Section 5.2           Maintenance of Property; Authorization; Insurance............................ 37
         Section 5.3           Corporate Existence.......................................................... 37
         Section 5.4           Inspection Rights............................................................ 37
         Section 5.5           Payment of Taxes and Claims.................................................. 38
         Section 5.6           Compliance with Laws......................................................... 38
         Section 5.7           Notice of Other Events....................................................... 39


         Section 5.8           Communication with Accountants............................................... 39
         Section 5.9           Payment of Indebtedness...................................................... 39
         Section 5.10          Performance of Obligations Under Certain Documents........................... 40
         Section 5.11          Governmental Consents and Approvals.......................................... 40
         Section 5.12          Employee Benefit Plans and Guaranteed Pension Plans.......................... 41
         Section 5.13          Use of Proceeds.............................................................. 41

ARTICLE 6

                                                   NEGATIVE COVENANTS OF BORROWER........................... 42
         Section 6.1           Limitation on Nature of Business............................................. 42
         Section 6.2           Limitation on Fundamental Changes............................................ 42
         Section 6.3           Restricted Payments.......................................................... 42
         Section 6.4           Limitation on Disposition of Assets.......................................... 42
         Section 6.5           Limitation on Investments.................................................... 43
         Section 6.6           Acquisition of Margin Securities............................................. 43
         Section 6.7           Limitation on Mortgages, Liens and Encumbrances.............................. 43
         Section 6.8           No Additional Negative Pledges............................................... 44
         Section 6.9           No Restrictions on Subsidiary Distributions to Borrower...................... 45
         Section 6.10          Limitation on Indebtedness................................................... 45
         Section 6.11          Limitation on Sales and Leasebacks........................................... 45
         Section 6.12          Transactions with Affiliates................................................. 45

ARTICLE 7

                                                   EVENTS OF DEFAULT AND REMEDIES........................... 46
         Section 7.1           Events of Default............................................................ 46
                               (a)    Principal and Interest................................................ 46
                               (b)    Representation and Warranties......................................... 46

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                               (c)    Certain Covenants..................................................... 46
                               (d)    Other Covenants....................................................... 46
                               (e)    Litigation............................................................ 47
                               (f)    Default under other Agreements........................................ 47
                               (g)    Insolvency............................................................ 47
                               (h)    Judgment.............................................................. 48
                               (i)    ERISA................................................................. 48
                               (j)    Material Adverse Change............................................... 49
         Section 7.2           Termination of Commitments and Acceleration of Obligations................... 49
         Section 7.3           Remedies..................................................................... 49
         Section 7.4           No Implied Waiver; Rights Cumulative......................................... 50

         ARTICLE 8

                                                  PROVISIONS OF GENERAL APPLICATION......................... 50
         Section 8.1           Term of Agreement............................................................ 50
         Section 8.2           Notices...................................................................... 51
         Section 8.3           Survival of Representations.................................................. 51
         Section 8.4           Costs, Expenses, Taxes and Indemnification................................... 51
         Section 8.5           Language..................................................................... 53
         Section 8.6           Binding Effect; Assignment................................................... 53
         Section 8.7           Governing Law; Jurisdiction and Venue........................................ 53
         Section 8.8           Waiver of Jury Trial......................................................... 54
         Section 8.9           Waivers...................................................................... 54
         Section 8.10          Interpretation and Proof of Loan Documents................................... 54
         Section 8.11          Integration of Schedules and Exhibits........................................ 55
         Section 8.12          Headings..................................................................... 55
         Section 8.13          Counterparts................................................................. 55
         Section 8.14          Severability................................................................. 55



         THIS CREDIT AGREEMENT dated as of August 13, 1997 ("Credit Agreement") is by and among GREENMARINE ACQUISITION CORP., a Delaware corporation ("Acquisition"), and AMERICAN ANNUITY GROUP, INC., a Delaware corporation, and GREAT AMERICAN INSURANCE COMPANY, an Ohio corporation (each a "Lender", and collectively the "Lenders").

                                    RECITALS

         WHEREAS, Acquisition has made a tender offer under Section 14 of the Exchange Act to acquire all of the outstanding shares of common stock, $0.15 par value per share, of OMC and the associated preferred stock purchase rights, as amended or modified from time to time (the "Tender Offer") ; and

         WHEREAS, it is contemplated that, following the successful completion of the Tender Offer, Acquisition will merge with and into OMC pursuant to a merger in which OMC will be the surviving entity (the "Merger"); and

         WHEREAS, Acquisition desires that Lenders extend Phase I Loans to Acquisition to fund a portion of the cost of the Tender Offer and to provide funds to OMC to pay obligations in connection with the Debt Put Right; and

         WHEREAS, Acquisition desires that Lenders agree to extend Phase II Loans to New OMC in connection with and upon the Merger to be used to repay the Phase I Loans, to provide the consideration to be paid in the Merger to holders of any OMC shares not acquired in the Tender Offer and to pay obligations in connection with the Debt Put Right; and

         WHEREAS, Acquisition agrees to secure all of its obligations under the Loan Documents by pledging to the Lenders the stock of OMC it acquires in the Tender Offer; and

         WHEREAS, Parent agrees to secure Acquisition's obligations under the Loan Document by executing a Pledge Agreement for the OMC shares presently owned by it, and the associated preferred stock purchase rights, and the shares of New OMC to be acquired upon the Merger; and

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties agree as follows:

                                    ARTICLE 1

                                 INTERPRETATION

         Section 1.1 Provisions Pertaining to Definitions. For all purposes of this Credit Agreement (except where such interpretations would be inconsistent with the context or the subject matter):

                  (a) The expression "this Agreement" shall mean this Credit Agreement (including all of the Schedules and Exhibits annexed hereto) as originally executed, or, if supplemented, amended or restated from time to time, as so supplemented, amended or restated;

                  (b) Where appropriate, words importing the singular only shall include the plural and vice versa, and all references to dollars shall be United States Dollars; and

                  (c) Accounting terms not otherwise defined herein shall have the meanings customarily given in accordance with Generally Accepted Accounting Principles (as hereinafter defined).

         Section 1.2 Definitions. In addition to terms defined elsewhere in this Agreement, the following terms shall have the following meanings in this
Agreement:

         "Additional Equity Contribution" means an amount calculated as follows:

         (a) If the then effective Tender Offer price is greater than $17 per share, but less than or equal to $18 per share, the Additional Equity Contribution shall be an amount equal to $10 million multiplied by a fraction, the numerator of which is the number of cents by which such price exceeds $17 per share, and the denominator of which is 100; and

         (b) If the then effective Tender Offer price is greater than $18 per share, but less than or equal to $20 per share, the Additional Equity Contribution shall be an amount equal to Ten Million and 00/100 Dollars ($10,000,000.00), plus Twenty-Five Million and 00/100 Dollars ($25,000,000.00) multiplied by a fraction, the numerator of which is the number of cents by which such price exceeds $18 per share, and the denominator of which is 200; and

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

         (c) If the then effective Tender Offer price is greater than $20 per share, the Additional Equity Contribution shall be an amount equal to Thirty-Five Million and 00/100 Dollars ($35,000,000.00), plus an amount equal to One Hundred Eighty-Two Thousand Fifty-Five and 20/100 Dollars ($182,055.20) multiplied by the number of cents by which such Tender Offer price exceeds $20 per share.

         "Affiliate" means, in relation to any Person (in this definition called "Affiliated Person"), any Person (i) which (directly or indirectly) controls or is controlled by or is under common control with such Affiliated Person; or (ii) which (directly or indirectly) beneficially owns or holds five percent (5%) or more of the issued and outstanding equity interests in Borrower; or (iii) five percent (5%) or more of whose issued and outstanding voting stock or other equity interests is directly or indirectly beneficially owned or held by Borrower. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession (directly or indirectly) of the power to direct or to cause the direction of the management or the policies of such Person, whether through the ownership of shares of any class in the capital or any other voting securities of such Person or by contract or otherwise.

         "Bank Credit Agreement" means the Third Amended and Restated Revolving Credit Agreement dated as of April 30, 1997 among OMC, the lenders thereunder, and The First National Bank of Chicago, Agent, and Bank of America, Illinois, Co-Agent.

         "Borrower" means (i) from the date hereof through the time at which the Phase I Loans are repaid in full, Acquisition, and (ii) during such time as the Phase II Loans are outstanding, New OMC.

         "Business Day" means any day other than a Saturday or Sunday on which commercial banking institutions are open for business in Cincinnati, Ohio and New York, New York.

         "Capital Expenditure" means any amount paid or incurred in connection with the purchase of real estate, plant, machinery, equipment or other similar expenditure (including renewals, improvements and replacements thereto, and obligations under a lease of any of the foregoing) which would be required to be capitalized and shown on the consolidated balance sheet of Borrower in accordance with GAAP.

         "Capital Lease" means any lease of Property which has been or is required to be capitalized on a Borrower's financial statements in accordance with GAAP.

         "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) or corporate stock, whether common or preferred, including, without limitation, partnership interests.

         "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a Capital Lease and, for the purpose of this Agreement, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

         "Cash Equivalents" means: (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within three (3) months from the date of acquisition thereof;
(ii) investments in certificates of deposit or bankers' acceptances maturing within three (3) months from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least Two Hundred Fifty Million Dollars and 00/100 Dollars ($250,000,000.00); (iii) investments in commercial paper of any Person which, at the time of issuance, has a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc. and maturing not more than six (6) months from the date of acquisition thereof; (iv) obligations of the type described in (i), (ii) or
(iii) above purchased pursuant to a repurchase agreement obligating the counterparty to repurchase such obligations not later than thirty (30) days after the purchase thereof, and having a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation; and (v) time deposits or eurodollar time deposits maturing no more than thirty (30) days from the date of creation with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the lesser of One Hundred Thousand and 00/100 Dollars ($100,000.00) or the maximum insurance applicable to the aggregate amount of such Person's deposits in such institution.

         "Casualty Loss" means any occurrence or event pursuant to which any asset or property owned or used by Borrower is (i) damaged or destroyed, or suffers any other loss, or (ii) condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purposes to which such asset or property were used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in either case the amount of the damage, destruction, loss or diminution in value is in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00).

         "Closing Date" means the day on which the initial Loans are made pursuant to this Agreement, but in any event, not later than the Funding Commencement Date.

         "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, or any successor federal tax code, and any reference to any Code provision shall be deemed to be a reference to any successor provision or provisions.

         "Common Stock" means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Agreement, and includes, without limitation, all series and classes of such common stock.

         "Contingent Obligation" means any direct or indirect liability, contingent or otherwise, with respect to any Indebtedness, lease, dividend, letter of credit, banker's acceptance or other obligation of another if the primary purpose or intent thereof in incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations shall include, without limitation, (i) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co- making, discounting with recourse or sale with recourse by such Person of the obligation of another; (ii) any liability for the obligations of another through any agreement (contingent or otherwise) (A) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (B) to maintain the solvency of any balance sheet item, level of income or financial condition of another, or (C) to make take-or-pay, pay-or-play or similar payments if required regardless of nonperformance by any other party or parties to an agreement, if in the case of any agreement described under subclauses (A), (B) or (C) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any

Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

         "Credit Commitment" means the sum of One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00).

         "Debt Put Right" means the rights of various holders of debt securities of OMC to require OMC to repurchase such indebtedness upon the occurrence of various events described in the indentures for such securities.

         "Default" means any event or occurrence which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

         "Default Interest Rate" means a rate of interest per annum equal to fourteen percent (14%).

         "Draw Date" means, in relation to any funding of the Loan, the day on which such Loan is made or to be made to Borrower pursuant to this Agreement.

         "Employee Benefit Plan" means an "employee benefit plan" as defined in
Section 3(3) of ERISA other than any Multiemployer Plan.

         "Environmental Laws" means individually or collectively any local, state or federal law, statute, rule, regulation, order, ordinance, common law, permit or license term or condition, or state superlien or environmental clean-up or disclosure statute pertaining to the environment or to environmental contamination, regulation, management, control, treatment, storage, disposal, containment, removal, clean-up, reporting, or disclosure, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as now or hereafter amended (including, but not limited to, the Superfund Amendments and Reauthorization Act ("SARA")); the Resource Conservation and Recovery Act ("RCRA"), as now or hereafter amended (including, but not limited to, the Hazardous and Solid Waste Amendments of 1984); the Toxic Substances Control Act ("TSCA"), as now or hereafter amended; the Clean Water Act, as now or hereafter amended; the Safe Drinking Water Act, as now or hereafter amended; or the Clean Air Act, as now or hereafter amended.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock or that are measured by the value of Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

         "ERISA" means the Employee Retirement Income Security Act of 1974 and regulations issued thereunder, as amended from time to time and any successor statute.

         "ERISA Affiliate" means, in relation to any Person, any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Code.

         "ERISA Liabilities" means the aggregate of all unfunded vested benefits under any Guaranteed Pension Plan that is not a Multiemployer Plan and all potential withdrawal liabilities of any thereof under all Multi- employer Plans.

         "Event of Default" means any event or condition described in Section
7.1 of this Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Funding Commencement Date" means the date which is 90 days from the date of this Agreement.

         "Funding Fee" means an amount equal to One Percent (1.0%) of the amount of each funding of the Loan pursuant to Section 2.2(b).

         "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United Sates of America in effect from time to time.

         "Guaranteed Pension Plan" means any pension plan maintained by Borrower or an ERISA Affiliate of Borrower, or to which Borrower or an ERISA Affiliate contributes, some or all of the benefits under which are guaranteed by the United States Pension Benefit Guaranty Corporation ("PBGC").

         "Hazardous Substances" means any and all hazardous and toxic substances, wastes or materials, any pollutants, contaminants, or dangerous materials (including, but not limited to, polychlorinated biphenyls, friable asbestos, volatile and semi-volatile organic compounds, oils, petroleum products and fractions, and any materials which include hazardous constituents or become hazardous, toxic or dangerous when their composition or state is changed), or any other similar substances or materials which are included under or regulated by any Environmental Law.

         "Head Office" means, in relation to a Lender, at the address set forth in Section 8.2, or such office designated in writing to Borrower by such Lender or any successor Lender.

         "Indebtedness" means, in relation to any Person, at any particular time, all of the obligations of such Person which, in accordance with GAAP, would be classified as indebtedness upon a balance sheet, including any footnote thereto, of such Person prepared at such time, and in any event shall include, without limitation, and without duplication:

                  (i) all indebtedness of such Person arising or incurred under or in respect of (A) any guaranties (whether direct or indirect) by such Person of the indebtedness, obligations or liabilities of any other Person, or (B) any endorsement by such Person of any of the indebtedness, obligations or liabilities of any other Person (otherwise than as an endorser of negotiable instruments received in the ordinary course of business and presented to commercial banks for collection of deposit), or (C) the discount by such Person, with recourse to such Person, of any of the indebtedness, obligations or liabilities of any other Person;

                  (ii) all indebtedness of such Person arising or incurred under or in respect of any agreement, contingent or otherwise made by such Person (A) to purchase any indebtedness of any other Person or to advance or supply funds to the payment or purchase of any indebtedness of any other Person, or (B) to purchase, sell or lease (as lessee or lessor) Property, products, materials or supplies or to purchase or sell transportation or services, primarily for the purpose of enabling any other Person to make payment of any indebtedness of such other Person or to assure the owner of such other Person's indebtedness against loss, regardless of the delivery or non-delivery of the Property, products, materials or supplies or the furnishing or non-furnishing of the transportation or services, or (C) to make any loan, advance, capital contribution or other investment in any other Person for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition for or as at any date, or to provide funds for the payment of any liability, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in any other Person;

                  (iii) all indebtedness, obligations and liabilities secured by or arising under or in respect of any Lien, upon or in Property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, obligations and liabilities;

                  (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, even though the rights and remedies of the seller or lender (or lessor) under such agreement in the event of default are limited to repossession or sale of such Property; and

                  (v) all indebtedness arising or incurred under or in respect of any Contingent Obligation.

         "Indebtedness for Borrowed Money" means at any particular time, all Indebtedness (i) in respect of any money borrowed; (ii) under or in respect of any Contingent Obligation (whether direct or indirect) with respect to any money borrowed; (iii) evidenced by any loan or credit agreement, promissory note, debenture, bond, guaranty or other similar written obligation to pay money; or
(iv) Capitalized Lease Obligations.

          "Initial OM Shares" means two million shares of OMC common stock, par value $0.15 per share, beneficially owned by Parent.

         "Intellectual Property" shall mean all Patents and all Trademarks, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to any obligor with respect to any of the foregoing, in each case whether now or thereafter owned or used; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media on which or in which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by Borrower; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by Borrower in respect of any of the items listed above.

         "Interest Rate" means a rate of interest per annum equal to ten percent (10%).

         "Investment" means all investments in any other Person by stock purchase, capital contribution, loan, advance, guaranty of any Indebtedness or creation or assumption of any other liability in respect of any Indebtedness of such other Person (including, without limitation, any liability of any kind described in clause (i) or (ii) of the definition of the term "Indebtedness" set forth in this Section), or the transfer or sale of Property (otherwise than in the ordinary course of the business) to any other Person for less than payment in full in cash of the transfer or sale price or the fair value thereof (whichever of such price or value is higher).

         "Legal Requirements" means all applicable laws, rules, regulations, ordinances, judgments, orders, decrees, injunctions, arbitral awards, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, and officials and officers thereof, that are now or at any time in the future in effect.

         "Liabilities" means all Indebtedness, Obligations and other liabilities of Borrower whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, secured or unsecured arising by contract, operation of law or otherwise, classified as liabilities in accordance with GAAP on a balance sheet of Borrower.

         "Licenses and Permits" means all licenses, permits, registrations and recordings thereof and all applications incorporated into for such licenses, permits and registrations now owned or hereafter acquired by Borrower and required from time to time for the business operations of Borrower.

         "Lien" means any lien, mortgage, pledge, security interest, claim, charge or other encumbrance of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest.

         "Litigation" has the meaning set forth in Section 4.6 hereof.

         "Loan Documents" mean this Agreement, the Notes, the Pledge Agreements, and any other agreement, instrument, certificate or document executed in connection with or pursuant to this Agreement whether concurrently herewith or subsequent hereto.

         "Loan" and "Loans" mean the loans made hereunder and each draw or advancement thereunder made or to be made to Borrower by the Lenders pursuant to Sections 2.2(a) and 2.2(b) hereof and any amounts added to the principal balance of the Loan pursuant to this Agreement.

         "Material Adverse Effect" means any event which will, or is reasonably likely to, have a material adverse effect upon the financial condition, operations, assets or prospects of Borrower.

         "Material Lease" means any lease under which Borrower shall lease (as lessee) or acquire the right to possess and/or use any Real Estate or other Property or any other similar agreement (whether written or oral) pursuant to which Borrower pays an annual lease payment or rental payment equal to or greater than Fifty Thousand and 00/100 Dollars ($50,000.00) or which otherwise is material to the operation of the business of Borrower.

         "Minimum Equity Requirement" means an amount equal to Two Hundred Sixty-Five Million and 00/100 Dollars ($265,000,000.00), composed of Two Hundred Thirty-One Million and 00/100 Dollars ($231,000,000.00) of cash equity and Thirty-Four Million and 00/100 ($34,000,000.00) allocable to the Initial OM Shares, plus the Additional Equity Contribution. In determining the cash equity of Acquisition and Parent on a consolidated basis, Acquisition and Parent shall receive a credit of up to an aggregate of Twenty-Seven Million Five Hundred Thousand and 00/100 Dollars ($27,500,000.00) for any fees and expenses paid directly by Acquisition or Parent in connection with the Tender Offer or the Merger.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is maintained for employees of Borrower or any ERISA Affiliate of Borrower.

         "Net Income" means, for any period, the aggregate of the net income (or net loss) of Borrower for such period, determined in accordance with GAAP, but excluding, without duplication: (i) the income of any Person in which Borrower has an ownership interest other than a Subsidiary, unless received by Borrower in a cash distribution; (ii) any after-tax gains or losses attributable to dispositions of assets; (iii) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at that time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary; and (iv) any after-tax extraordinary non-cash gains or extraordinary non-cash losses.

         "New OMC" means the surviving entity of the merger of Acquisition with and into OMC.

         "Note" means a Phase I Notes or Phase II Note, and "Notes" shall mean all of the Notes, unless specifically identified.

         "Obligations" means, collectively, all of the indebtedness, obligations, covenants, promises, agreements, and liabilities existing on the date hereof or arising from time to time hereafter, whether direct, indirect, absolute, contingent, joint or several, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of Borrower to the Lenders (i) in respect of the Loans made pursuant to this Agreement; or (ii) under or in respect of any one or more of the Loan Documents. Obligations shall also include all interest, charges and other fees chargeable hereunder to Borrower or due hereunder from Borrower to Lenders from time to time and all costs and expenses referred to in Section 8.4 hereof.

         "OMC" means Outboard Marine Corporation, a Delaware corporation.

         "Parent" means Greenmarine Holdings, L.L.C., a Delaware limited liability company.

         "Participation Percentage" means, as to each Lender, the percentage of the Credit Commitment applicable to such Lender, which percentage shall initially be as set forth on the signature pages hereof.

         "Patents" shall mean all of the following in which Borrower now holds or hereafter acquires any interest: (i) all letters patent of the United States or any country, all registrations and recordings thereof, and all applications for letters patent of the

United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof or any other country, and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

         "Permitted Liens" means those Liens and encumbrances permitted hereunder pursuant to Section 6.7 hereof.

         "Person" shall include an individual, a company, a corporation, a limited liability company, an association, a partnership, a joint venture, an unincorporated trade or business enterprise, a trust, an estate, or other legal entity or a government (national, regional or local), court, arbitrator or any agency, instrumentality or official of the foregoing.

         "Phase I Loans" means those Loans made to Acquisition in accordance with Section 2.2(a)(i) hereof.

         "Phase II Loans" means those loans made to New OMC on and after the Merger in accordance with Section 2.2(a)(ii) hereof.

         "Phase I Notes" means the promissory notes referred to in Section 2.3, in the form of Exhibit , each of which are to be dated, executed and delivered to each Lender by Acquisition for the amount of such Lender's Participation Percentage of the Credit Commitment.

         "Phase II Notes" means the promissory notes referred to in Section 2.3, in the form of Exhibit , each of which are to be dated, executed and delivered to each Lender by New OMC for the amount of such Lender's Participation Percentage of the Credit Commitment.

         "Pledge Agreement" means a stock pledge agreement substantially in the form of Exhibit including such modifications thereto to take into account shares of stock which are transferred by book-entry.

         "Pledged Stock" means all of the Capital Stock of OMC beneficially owned by Borrower or Parent whether now existing or hereafter formed or acquired, and after the Merger, the Capital Stock of New OMC.

         "Premises" means collectively, all real property and leasehold interests now or hereafter acquired by Borrower.

         "Property" means all types of real, personal, tangible, intangible or mixed property.

         "Real Estate" means all real property owned by Borrower and all real property hereafter acquired by Borrower, together with all fixtures, rights of way, privileges, liberties, tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, all easements now or hereafter benefiting such real property and all royalties and rights appertaining to the use and enjoyment of such real property, together with all of the buildings, structures, and other improvements thereto.

         "Restricted Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class;
(b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding; (c) any payment or prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness subordinate to the Obligations; and (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding.

         "SEC" means the Securities and Exchange Commission or any successor agency.

         "Securities" means any stock, shares, voting trust certificates, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instrument commonly known as a "security".

         "Subsidiary" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Borrower.

         "Termination Date" means (i) with respect to the Phase I Loans, the earliest of the date of the consummation of the Merger, the funding of the Phase II Loans, the date which is nine (9) months after the Closing Date and the date upon which the entire principal of the Notes shall become due pursuant to the provisions hereof (whether as a result of acceleration by Lenders or otherwise); and (ii) with respect to the Phase II Loans, the earlier of the date which is nine (9) months after the Closing Date and the date upon which the entire principal of the Notes shall become due pursuant to the provisions hereof (whether as a result of acceleration by Lenders or otherwise).

         "Termination Event" means (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder, but not including any such event for which the 30 day notice requirement has been waived by applicable PBGC regulation; or (ii) the withdrawal of Borrower or an ERISA Affiliate of Borrower from a Guaranteed Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; or (iii) the filing of a notice of intent to terminate a Guaranteed Pension Plan or the treatment of a Guaranteed Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Guaranteed Pension Plan by the Pension Benefit Guaranty Corporation; or (v) the withdrawal or partial withdrawal of Borrower or an ERISA Affiliate of Borrower from a Multiemployer Plan; or (vi) any other event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Guaranteed Pension Plan.

         "Trademarks" shall mean all of the following in which Borrower now holds or hereafter acquires any interest: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof or any other country, and (ii) all reissues, extensions or renewals thereof.


                                    ARTICLE 2

                                    THE LOANS

         Section 2.1 Commitments. Each Lender agrees, severally and not jointly, upon the terms and subject to the conditions contained in this Agreement, to make the Loans to Borrower from time to time prior to the Termination Date, so long as the first draw hereunder is made on or prior to the Funding Commencement Date.

         Section 2.2 Making the Loans.

                  (a) Loans.

                           (i) Phase I Loans. Lenders will, subject to all of the applicable terms and conditions of this Agreement, make Loans available to Acquisition from time to time prior to the consummation of the Merger and at such times and in such amounts as shall be requested by Acquisition in compliance with Section 2.2(b), and Acquisition may borrow from Lenders on the Closing Date and from time to time thereafter until the Termination Date, sums not to exceed the Credit Commitment.

                           (ii) Phase II Loans. Lenders will, subject to all of the applicable terms and conditions of this Agreement, make Loans available to New OMC on and after the consummation of the Merger and at such times and in such amounts as shall be requested by New OMC in compliance with Section 2.2(b), and New OMC may borrow from Lenders on the Closing Date and from time to time thereafter until the Termination Date, sums not to exceed the Credit Commitment.

                  (b) Draws, Advances and Settlement of Payments and Advances.

                           (i) On the Closing Date, and upon satisfaction of the conditions set forth in Section 3.1, Lenders shall make available to Borrower the initial Loan in the amount set forth in the initial draw request certificate of Borrower delivered at the Closing.

                           (ii) All advances or disbursements of the Loan proceeds shall be effectuated at Borrower's request through wire transfer. Any request for advance by wire transfer may be transmitted to each Lender at its Head Office via facsimile provided Borrower immediately notifies each Lender by telephone of such transmission. All such requests for wire transfer advances shall be made to and received by Lenders not later than 10:00 a.m. Cincinnati, Ohio time on the Business Day prior to the Draw Date specified on such request. Borrower hereby designates the President, Treasurer or Chief Financial Officer (or any other officer authorized by Borrower and designated as such to Lenders) acting individually or jointly to make all requests for draws and advances.

         Section 2.3 The Notes. The absolute and unconditional obligation of Borrower to repay to Lenders the principal of the Loan and the interest thereon shall be evidenced by a separate Note to each Lender. On the Closing Date, Acquisition shall execute a Phase I Note to each Lender in the amount of such Lender's Participation Percentage of the Credit Commitment. On the date of the consummation of the Merger or the funding of the Phase II Loan, New OMC shall execute a Phase II Note to each Lender in the amount of such Lender's Participation Percentage of the Credit Commitment in exchange for the surrender by such Lender of any Phase I Note then in its possession.

         Section 2.4 Payments on the Loans.

                  (a) Monthly Installments. Borrower shall pay to Lenders monthly in arrears on the first Business Day of each month beginning with the month following the month in which the Closing Date falls, interest on the outstanding principal amount of the Loans at the annual rate equal to the Interest Rate applicable to each such Loan.

                  (b) Interest on Overdue Payments; Default Interest Rate. If any amount of principal or interest or any other Obligation is not paid when due, or upon the occurrence and during the continuance of any Event of Default or if Lenders exercise their rights hereunder to accelerate any of the Notes pursuant to Section 7.2(b), the outstanding principal and all accrued and unpaid interest as well as any other Obligations due Lenders hereunder or under any Loan Document, shall bear interest at the Default Interest Rate from the date on which such amount shall have first become due and payable to Lenders, or the date on which such Event of Default shall have occurred, to the date on which such amount shall be paid to Lenders (whether before or after judgment), or such Event of Default shall have been waived or cured. Interest will continue to accrue until the Obligations in respect of the payment are discharged (whether before or after judgment).

                  (c) Repayments on the Loans. Borrower shall have the right to repay the principal of the Loan in full or in part at any time and from time to time without any penalty or premium. All outstanding principal and accrued but unpaid interest on the Loans shall be due and payable in full on the Termination Date.

         Section 2.5 Payments and Computations.

                  (a) Time and Place of Payments. Each payment payable by Borrower to the Lenders under this Agreement or any of the other Loan Documents shall be made directly to the Lenders, at such Lender's Head Office, not later than 12:00 noon Eastern Standard or Eastern Daylight Time, as applicable in Cincinnati, Ohio, on the due date of each such payment in immediately available and freely transferrable funds.

                  (b) Payments on Business Days. If any sum would (but for the provisions of this paragraph (b)) become due and payable to Lenders by Borrower under any of the Loan Documents on any day which is not a Business Day, then such sum shall become due and payable on the Business Day next succeeding the day on which such sum would otherwise have become due and payable hereunder or thereunder, and interest payable to any Lender under this Agreement or any of the other Loan Documents shall continue to accrue and shall be adjusted by the Lender accordingly.

                  (c) Computation of Interest. All computations of interest payable under this Agreement, the Notes or any of the other Loan Documents shall be computed by Lenders on the basis of the actual principal amount outstanding on each day during the payment period and shall be calculated on the basis of the actual number of days elapsed during such period for which interest is being charged, predicated on a year consisting of three hundred and sixty (360) days. The daily interest charge shall be one three- hundred-sixtieth (1/360th) of the annual interest amount. Absent manifest error, a certificate or statement signed by an authorized officer of a Lender shall be presumptive evidence of the amount of the Obligations due and unpaid as of the date of such certificate or statement.

         Section 2.6 Payments to be Free of Deductions. Each payment payable by Borrower to Lenders under this Agreement, any Note, or any of the other Loan

Documents shall be made in accordance with Section 2.5 hereof, without set-off or counterclaim and free and clear of and without any deduction of any kind for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any political subdivision or any taxing or other authority therein, unless Borrower is compelled by law to make any such deduction or withholding. In the event that any such obligation to deduct or withhold is imposed upon Borrower with respect to any such payment payable by Borrower to Lenders, (a) Borrower shall be permitted to make the deduction or withholding required by law in respect of the said payment, and (b) there shall become and be absolutely due and payable by Borrower to Lenders on the date on which the said payment shall become due and payable and Borrower hereby promises to pay to Lenders on such date, such additional amount as shall be necessary to enable Lenders to receive the same net amount which Lenders would have received on such due date had no such obligation been imposed by law. Anything in this Section
2.6 to the contrary notwithstanding, the foregoing provisions of this Section
2.6 shall not apply in the case of any deductions or withholdings made in respect of taxes charged upon or by reference to the overall net income, profits or gains of Lenders.

         Section 2.7 Use of Proceeds.

                  (a) Permitted Uses of Loan Proceeds. All proceeds of the Phase I Loans shall be used by Acquisition solely for the purpose of funding a portion of the cost of the Tender Offer and to provide funds to OMC to pay obligations in connection with the Debt Put Right. All proceeds of the Phase II Loans shall be used by New OMC solely in connection with and after the Merger to repay the Phase I Loan, to provide the consideration to be paid in the Merger to holders of any OMC shares not acquired in the Tender Offer and for any payments required to be made by New OMC in connection with the Debt Put Right.

                  (b) Prohibited Uses. Borrower represents, warrants and covenants to Lenders that no part of the proceeds of the Loans will be used (directly or indirectly) so as to result in a violation under Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, Section 14 of the Exchange Act, or for any other purpose violative of any rule or regulation of such Board or the SEC.

         Section 2.8 Additional Costs, Etc. If Lenders shall reasonably determine that any future applicable law, rule or regulation, or any change in any present law or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lenders with any request or directive (whether or not having the force of law) from any such authority, central bank or comparable agency after the date hereof has or would have the effect of reducing the rate of return on a Lender's capital, as a consequence of its obligations hereunder, to a level below that which such Lender could have achieved but for such adoption, change or compliance by any amount deemed by such Lender to be material and is not otherwise reflected in the interest and other charges payable by Borrower hereunder, then Borrower shall pay to such Lender upon demand such amount or amounts, in addition to the amounts payable under the other provisions of this Agreement or the Notes, as will compensate Lender for such reduction. Determinations by a Lender of the additional amount or amounts required to compensate a Lender in respect of the foregoing shall be conclusive in the absence of manifest error. In determining such amount or amounts, Lenders may use any reasonable averaging and attribution methods.

         Section 2.9 Lender Statements. A statement signed by an officer of a Lender setting forth any additional amount required to be paid by Borrower to such Lender under Sections 2.6 and 2.8 hereof, and the computations made by Lender to determine such additional amount or amounts, shall be submitted by such Lender to Borrower in connection with each demand made at any time by Lender under either of such Sections. A claim by a Lender for all or any part of any additional amounts required to be paid by Borrower under Sections 2.6 and
2.8 hereof may be made before or after any payment to which such claim relates. Each such statement shall, in the absence of manifest error, constitute conclusive evidence of the additional amount required to be paid to such Lender, provided such Lender sets out in reasonable detail the reasons for such notice and the averaging and attribution methods used to determine the amounts set forth in such notice.

         Section 2.10 Pledge of Stock. As collateral for the Phase I Loans to be made hereunder, (a) prior to the funding of any Phase I Loan, Borrower shall execute and deliver to Lenders, a Pledge Agreement with respect to all Capital Stock of OMC now owned or hereafter acquired by Borrower, and (b) prior to the funding of any Phase I

Loan, Parent shall execute a Pledge Agreement with respect to all Capital Stock of OMC now owned or hereafter acquired by Parent. As collateral for the Phase II Loans to be made hereunder, prior to the funding of any Phase II Loan, Parent shall execute a Pledge Agreement with respect to all Capital Stock of Borrower and/or New OMC now owned or hereafter acquired by Parent.


                                    ARTICLE 3

                      CONDITIONS PRECEDENT TO DISBURSEMENTS

         Section 3.1 Conditions Precedent to Initial Phase I Loans. On or prior to the Closing Date, each of the following conditions precedent shall have been satisfied:

                  (a) Certified Copies of Charter Documents and Bylaws. Lenders shall have received from Acquisition (i) a copy, certified by the Secretary or an Assistant Secretary of Acquisition to be true and complete on and as of the Closing Date, of the charter or other organization documents and by-laws of Acquisition as in effect on the Closing Date (together with all, if any, amendments thereto); and (ii) the charter or other organization documents of Acquisition certified by the Secretary of State of the State of Delaware of a recent date.

                  (b) Proof of Corporate Authority. Lenders shall have received from Acquisition copies, certified by the Secretary or an Assistant Secretary of Acquisition to be true and complete on and as of the Closing Date, of records of all action taken by Acquisition to authorize (i) the execution and delivery of this Agreement and the other Loan Documents and to which it is or is to become a party as contemplated or required by this Agreement; (ii) its performance of all of its obligations under each of such documents; and (iii) the making by Acquisition of the borrowings contemplated hereby. Lenders shall have received from the Delaware Secretary of State a Certificate of Good Standing of recent date certifying the existence and good standing of

Acquisition under the laws of the State of Delaware and its good standing in each state where Acquisition is required to qualify to conduct business.

                  (c) Authority to Execute Pledge Agreements. Each Person executing a Pledge Agreement which is not an individual shall deliver to Lenders such evidence as Lenders shall reasonably deem necessary to evidence the authority of such Person to execute and deliver each such Pledge Agreement and to perform its respective obligations thereunder.

                  (d) Incumbency Certificate. Lenders shall have received from Acquisition an incumbency certificate, dated as of the Closing Date, signed by the Secretary or an Assistant Secretary of Acquisition and giving the name and bearing a specimen signature of each individual who shall be authorized (i) to sign, in the name and on behalf of Acquisition, each of the Loan Documents to which Acquisition is or is to become a party on the Closing Date; and (ii) to give notices and to take other action on behalf of Acquisition under the Loan Documents.

                  (e) Officer's Certificate. Lenders shall have received from Acquisition a certificate dated as of the Closing Date, signed by a duly authorized officer and certifying that the representations and warranties made by and on behalf of Acquisition to Lenders in this Agreement and in the other Loan Documents were true and correct in all material respects when made, and are true and correct in all material respects on and as of the Closing Date.

                  (f) Loan Documents, etc. (i) Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by Acquisition or Parent, as the case may be, and shall be in full force and effect on and as of the Closing Date; (ii) executed originals of each of the Notes shall have been delivered to Lenders; and (iii) executed originals or (as the case may be) executed counterparts of each of the other Loan Documents shall have been delivered to Lenders.

                  (g) Performance, Etc. Acquisition shall have duly and properly performed, complied with and observed in all material respects each of its covenants, agreements and obligations contained in each of the Loan Documents to which Acquisition is a party or by which Acquisition is bound on the Closing Date. No event shall have occurred on or prior to the Closing Date, and no condition shall exist on the Closing Date, which constitutes a Default or an Event of Default.

                  (h) Proceedings and Documents. All corporate, governmental and other proceedings in connection with the transactions contemplated by this Agreement, each of the other Loan Documents and all instruments and documents incidental thereto shall be in form and substance reasonably satisfactory to Lenders, and Lenders shall have received all such counterpart originals or certified or other copies of all such instruments and documents as Lenders shall have reasonably requested.

                  (i) Compliance with Laws. The borrowings made under this Agreement are and shall be in compliance with the requirements of all applicable laws, regulations, rules and orders, including without limitation, the requirements imposed by the Board of Governors of the Federal Reserve System under Regulations G, T, U and X, and by the SEC.

                  (j) Stockholder Equity. Parent shall own beneficially or of record at least Two Million (2,000,000) shares of OMC. In addition, Acquisition shall have received additional stockholders' equity equal to the Minimum Equity Requirement, all of the cash portion of which shall have been used to purchase or will be used simultaneously with the initial funding of the Loan to purchase shares of OMC pursuant to the Tender Offer and to pay expenses of the Tender Offer.

                  (k) Legal Opinion. Lenders shall have received a written legal opinion, addressed to Lenders and dated as of the Closing Date, from legal counsel for Acquisition, which shall be substantially in the form of attached Exhibit and which legal opinion shall otherwise be acceptable to Lenders.

                  (l) Legal Fees. Acquisition shall have reimbursed Lenders for all invoiced fees and disbursements of legal counsel to Lenders which shall have been incurred by Lenders through the Closing Date in connection with the preparation, negotiation, review, execution and delivery of the Loan Documents and the handling of any other matters incidental thereto.

                  (m) Tender Offer. Acquisition shall have purchased shares pursuant to, or be prepared to simultaneously purchase shares pursuant to, the Tender Offer, and the Tender Offer shall have been conducted at all times in compliance with Section 14 of the Exchange Act.

                  (n) Changes; None Adverse. From the date of this Agreement to the Closing Date, there shall have been no material adverse change in the financial condition of Acquisition or OMC.

                  (o) Regulation G Compliance. Lender shall have received Form FR G-3 executed by Acquisition.

         Section 3.2 Conditions Precedent to Each Borrowing Of Phase I Loans. The obligation of the Lenders to make any Loans shall be subject to the satisfaction, prior thereto or concurrently therewith, of each of the following conditions precedent:

                  (a) Legality of Transactions. No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful (i) for Lenders to perform any of their agreements or obligations under any of the Loan Documents to which they are a party; or (ii) for Acquisition to perform any of its agreements or obligations under any of the Loan Documents to which it is a party.

                  (b) Representations and Warranties. The representations and warranties made by or on behalf of Acquisition to the Lenders in this Agreement or any other Loan Document (i) shall be true and correct in all material respects when made and (ii) shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of Acquisition's request for such Loan, as the case may be, and shall be true and correct in all material respects as of each of such dates (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that, singly or in the aggregate, are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date).

                  (c) No Default. No event shall have occurred on or prior to such date and be continuing on such date, and no condition shall exist on such date, which constitutes a Default or an Event of Default, .

                  (d) Maximum Credit. The making of such Loan shall not result in the sum of all outstanding Loans exceeding the Credit Commitment.

                  (e) Loan to Value Ratio. After giving effect to such Loans, the outstanding principal amount of the Phase I Loans does not exceed the maximum loan value of the shares of OMC stock pledged to Lenders as collateral for the Phase I Loans, determined in accordance with Regulation G.

                  (f) Minimum Equity. Acquisition shall have delivered to Lenders a funding certification, substantially in the form of Exhibit D.

                  (g) Funding Fee. Acquisition shall pay to Lenders the Funding Fee with respect to the amount of the draw or advancement being made on such date.

         Section 3.3 Conditions Precedent to Phase II Loans. The obligation of the Lenders to make any Phase II Loans shall be subject to the satisfaction, prior thereto or concurrently therewith, of each of the following conditions precedent:

                  (a) Loan Documents, etc. (i) This Agreement and the Notes shall have been expressly adopted by New OMC, duly and properly authorized, executed and delivered by New OMC, and shall be in full force and effect on and as of the Closing Date; (ii) executed originals of each of the Phase II Notes shall have been delivered to Lenders; and (iii) Parent shall have pledged to the Lenders all the Capital Stock of Borrower outstanding immediately after the effective time of the Merger.

                  (b) Certified Copies of Charter Documents and Bylaws. Lenders shall have received from New OMC (i) a copy, certified by the Secretary or an Assistant Secretary of New OMC to be true and complete on and as of the Closing Date, of the charter or other organization documents and by-laws of New OMC as in effect on the Closing Date (together with all, if any, amendments thereto); and (ii) the charter or other organization documents of OMC certified by the Secretary of State of the State of Delaware of a recent date.

                  (c) Proof of Corporate Authority. Lenders shall have received from New OMC copies, certified by the Secretary or an Assistant Secretary of New OMC to be true and complete on and as of the Closing Date, of records of all action taken by New OMC to authorize (i) the execution and delivery of this Agreement and the other Loan Documents to which it is or is to become a party as contemplated or required by this Agreement; (ii) its performance of all of its obligations under each of such documents; and (iii) the making by New OMC of the borrowings contemplated hereby. Lenders shall have received from the Delaware Secretary of State a Certificate of Good Standing of recent date certifying the existence and good standing of OMC under the laws of the State of Delaware and its good standing in each state where OMC is required to qualify to conduct business.

                  (d) Legality of Transactions. It shall not be unlawful (i) for the Lenders to perform any of their agreements or obligations under any of the Loan Documents to which they are a party on the Draw Date of such Loan or (ii) for New OMC to perform any of its material agreements or obligations under any of the Loan Documents.

                  (e) Consents, Etc. All material governmental and third party approvals and consents, if any, in connection with the Merger and the transactions contemplated by the Loan Documents or otherwise referred to herein or therein to be completed on or before the effective date of the Merger shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Merger. There shall not exist any adverse judgment, order, injunction or other restraint with respect to the making of the Phase II Loans or the consummation of the Merger.

                  (f) Representations and Warranties. The representations and warranties made by or on behalf of Acquisition to the Lenders in this Agreement or any other Loan Document shall be true and correct in all material respects on the date the initial Phase II Loans are made (except in each case to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that, singly or in the aggregate, are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date). The representations and warranties made by or on behalf of New OMC or Parent to the Lenders in any other Loan Document shall be true and correct in all material respects when made and shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of New OMC's request for such Loan, as the case may be, and shall be true and correct in all material respects as of each of such dates (except in each case to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that, singly or in the aggregate, are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date).

                  (g) No Default. No event shall have occurred on or prior to such date and be continuing on such date, and no condition shall exist on such date, which constitutes a Default or an Event of Default.

                  (h) Maximum Credit. The making of such Loan shall not result in the sum of all outstanding Loans exceeding the Credit Commitment.

                  (i) Funding Fee. New OMC shall pay to Lenders the Funding Fee with respect to the amount of the draw or advancement being made on such date, unless, and only to the extent that, such draw or advancement is being made for the purpose of repaying the Phase I Loans.

                  (j) Merger. Immediately prior to the funding of the Phase II Loan, the Merger shall occur and Lenders shall receive copies of the merger documents as filed with the Secretary of State of the State of Delaware.


                                    ARTICLE 4

                     GENERAL REPRESENTATIONS AND WARRANTIES

         Acquisition represents and warrants to each Lender as follows:

         Section 4.1 Existence, Etc.

                  (a) Acquisition (i) is duly organized, validly existing and in good standing under the laws of the State of Delaware; and (ii) has full corporate power and authority and full legal right to own or to hold under lease its Property and to carry on its business. Acquisition is qualified and licensed in each jurisdiction wherein the character of the Property owned or held under lease by it, or the nature of its business makes such qualification necessary or advisable.

                  (b) Parent (i) is duly organized, validly existing and in good standing under the laws of the State of Delaware; and (ii) has full power and authority and full legal right to own or to hold under lease its Property and to carry on its business. Parent is qualified and licensed in each jurisdiction wherein the character of the Property owned or held under lease by it, or the nature of its business makes such qualification necessary or advisable.

                  (c) All outstanding shares of Acquisition's Capital Stock have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by Parent. There are no outstanding options, rights or warrants issued by Acquisition for the acquisition of shares of the Capital Stock of Acquisition, nor any outstanding securities or obligations convertible into such shares, nor any agreements by Acquisition to issue or sell such shares. There are no options, sale agreements, pledges, proxies, voting trusts, powers of attorney or any other agreements or instruments binding upon any of Acquisition's shareholders with respect to beneficial or record ownership of or voting rights with respect to shares of the Capital Stock of Acquisition.

                  (d) Other than shares of Capital Stock of OMC to be acquired pursuant to the Tender Offer, Acquisition does not own or hold of record (whether directly or indirectly) any shares of any class in the capital of any corporation, nor does Acquisition own or hold (whether directly or indirectly) any legal and/or beneficial equity interest in any partnership, business trust or joint venture or in any other unincorporated trade or business enterprise.

         Section 4.2 Authority, Etc.

                  (a) Each of Acquisition and Parent has adequate power and authority and has full legal right to enter into this Agreement and each of the other Loan Documents, and to perform, observe and comply with all of its agreements and obligations under each of such documents, including, without limitation the borrowings contemplated hereby.

                  (b) The execution and delivery by Acquisition or Parent of each of the Loan Documents to which it is a party, the performance by Acquisition or Parent of all of its agreements and obligations under such documents, and the making by

Acquisition of the borrowings contemplated by this Agreement, have been duly authorized by all necessary corporate or limited liability company action, as the case may be, on the part of Acquisition or Parent and do not and will not
(i) contravene any provision of its charter or organizational documents or by-laws (each as in effect from time to time); (ii) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien upon any of the Property of Acquisition or Parent under any agreement, trust deed, indenture, mortgage or other material instrument to which Acquisition or Parent is a party or by which Acquisition or Parent or any other Property of Acquisition or Parent is bound or affected other than the Loan Documents; or (iii) violate or contravene any provision of any law, rule or regulation (including, without limitation, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System) or any order, ruling or interpretation thereunder or any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official (all as from time to time in effect and applicable to Acquisition or Parent).

                  (c) No approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency is required, under any provision of any applicable law:

                           (i) for the execution and delivery by Acquisition of this Agreement, each Note, and the other Loan Documents, for the performance by Acquisition of any of the agreements and obligations thereunder or for the making by Acquisition of the borrowing contemplated by this Agreement or for the conduct by Acquisition of its business; or

                           (ii) to ensure the continuing legality, validity, binding effect, enforceability or admissibility in evidence of this Agreement, the Notes and the other Loan Documents.

         Section 4.3 Binding Effect of Documents, Etc. Each of the Loan Documents which Acquisition has or is to have executed and delivered as contemplated and required to be executed and delivered as of the Closing Date by this Agreement has been or will be so executed and delivered by Acquisition, and each such Loan Document is or will be in full force and effect. The agreements and obligations of Acquisition contained in each such Loan Document constitute or shall constitute legal, valid and binding obligations of Acquisition, enforceable against Acquisition in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         Section 4.4 No Events of Default, Etc.

                  (a) No event has occurred and is continuing, and no condition exists, which constitutes a Default or an Event of Default.

                  (b) No accrued right of rescission, cancellation or termination on the part of Acquisition, exists under this Agreement or any of the other Loan Documents.

         Section 4.5 Indebtedness for Borrowed Money. No Indebtedness of Acquisition is secured by or otherwise benefits from any Lien on or with respect to the whole or any part of Acquisition's properties or assets, present or future, other than pursuant to the Loan Documents. There exists no default or event or condition which, with the giving of notice or passage of time, or both, would constitute a default under the provisions of any instrument evidencing such other Indebtedness or of any agreement relating thereto.

         Section 4.6 Litigation. There is no pending or threatened action, suit, proceeding or investigation before any court, governmental or regulatory authority, agency, commission or official, board of arbitration or arbitrator against Acquisition or in which Acquisition is a participant which will have a Material Adverse Effect.

There are no proceedings pending or threatened against Acquisition which call into question the validity or enforceability of any of the Loan Documents.

         Section 4.7 No Materially Adverse Contracts. Acquisition is not a party to or bound by any forward purchase contract, futures contract, covenant not to compete, unconditional purchase, take or pay or other contracts, agreements or instruments (whether written or oral) which restricts its ability to conduct its business or, either individually or in the aggregate, will have a Material Adverse Effect.

         Section 4.8 Taxes and Tax Returns, Etc.

                  (a) Acquisition has timely filed (inclusive of any permitted extensions) or had filed on its behalf with the appropriate taxing authorities all material returns (including without limitation, material information returns and other material information) in respect of taxes required to be filed through the date hereof. There are no pending or threatened audits, investigations or claims for or relating to any liability in respect to taxes, and there are no matters under discussion with any taxing authorities or other governmental authorities with respect to taxes which are likely to result in an additional liability for taxes. Acquisition has no obligation under any tax sharing agreement or agreement regarding payments in lieu of taxes.

         Section 4.9 Governmental Regulation. Acquisition is not a "public utility company", a "holding company" or a "subsidiary" or an "affiliate" of a "holding company," as such terms are defined in the federal Public Utility Holding Company Act of 1935, as amended. Acquisition is not an "investment company" or a company "controlled" by an "investment company" which is required to register under the Federal Investment Company Act of 1940, as amended (the "Investment Company Act"), as such terms are defined in the Investment Company Act. Acquisition is not subject to regulation under the Public Utility Holding Company Act 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur Indebtedness for Borrowed Money.

         Section 4.10 Securities Activities. Acquisition is not engaged in the business of extending credit for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulation G, T, U and X of the Board of Governors of the Federal Reserve System.

         Section 4.11 Disclosure. Neither this Agreement, any other Loan Document, nor any other document, certificate or written statement furnished to Lenders by or on behalf of Acquisition for use in connection with the transactions contemplated by this Agreement or in connection with the Tender Offer, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading as of the date of such document, certificate or other statement. The assumptions upon which all projected financial statements which have been delivered to Lenders are based as stated therein and provide reasonable estimations of future performance. There is no fact known to Acquisition which has or which could reasonably be expected in the future to have a Material Adverse Effect.

         Section 4.12 No Material Default. Acquisition is not in default under any material order, writ, judgment, injunction, decree, statute or governmental rule, indenture, agreement, contract, lease or other instrument or contract applicable to it, which default would have a Material Adverse Effect or affect, in any materially adverse way, Acquisition's performance of the Obligations and no liquidation or dissolution of Acquisition and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to Acquisition or its Property is pending or is threatened.

                                    ARTICLE 5

                        AFFIRMATIVE COVENANTS OF BORROWER

         Borrower covenants with and warrants to Lenders that, from and after the Closing Date and until all of the Obligations are paid and satisfied in full:

         Section 5.1 Reports and Other Information.

                  (a) Borrower shall provide to the Lenders, promptly after sending or filing thereof, copies of all reports and communications which Borrower files with the SEC or distributes in connection with the Tender Offer, or sends to its securityholders, and copies of all reports and registration statements which Borrower files with the SEC.

                  (b) Borrower shall provide to the Lenders as soon as possible, and in any event within fifteen (15) days after Borrower knows or has reason to know that any Termination Event with respect to any Guaranteed Pension Plan has occurred, a statement of the chief financial officer or treasurer of each entity comprising Borrower describing such Termination Event and the action which Borrower proposes to take with respect thereto.

                  (c) Borrower shall provide to the Lenders as soon as possible, and in any event within five (5) days after the occurrence of a Default or an Event of Default, continuing on the date of such statement, a statement of the chief financial officer or treasurer of Borrower setting forth the details of such Default or Event of Default, and the action which Borrower proposes to take with respect thereto.

                  (d) If (and on each occasion that) any of the following events shall occur:

                           (i) any Loan Document shall at any time be
terminated, canceled or rescinded for any reason whatever; or

                           (ii) any action at law, suit in equity or other legal
proceeding shall at any time be commenced or threatened in writing by or on behalf of Borrower (A) to terminate, cancel or rescind any Loan Document, or (B) to enforce any other Person's performance or observance of or compliance with any covenants, agreements or obligations under any Loan Document; or

                           (iii) any Person which is a party to or otherwise
bound by any Loan Document shall fail or refuse to perform, comply with or observe or shall otherwise breach any one or more of the material covenants, agreements or obligations under such Loan Document;

then Borrower will promptly (and, in any event, within five (5) Business Days) after Borrower shall have first become aware of the occurrence of any such event, furnish to Lenders written notice setting forth brief particulars thereof.

                  (e) Borrower shall provide the Lenders with the following additional reports:

                           (i) as soon as available and in any event within a
reasonable time after the close of each fiscal year of Borrower copies of the portions of any and all management letters from its independent accountants, if any, to the board of directors of Borrower or to any other entity comprising Borrower regarding the various accounting practices and control procedures used by Borrower;

                           (ii) promptly after Borrower becomes aware of the
commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may result in a Material Adverse Effect and which are not fully covered by insurance without the applicability of any co-insurance provisions or which have not been bonded;

                           (iii) as soon as practicable after becoming aware of
a claim by any Person that Borrower is in default under any agreement entered into in connection with Indebtedness for Borrowed Money in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), notice of any such claim or default;

                           (iv) notice of any change in the conduct of the
business, prospects or financial condition of Borrower promptly upon Borrower becoming aware of any such change which would have a Material Adverse Effect;

                           (v) notice of any release of Hazardous Substances on
the Real Estate that is in material violation of Environmental Laws or would require remediation pursuant to applicable federal or state law or of any notification having been filed with regard to a release of Hazardous Substances on or into Real Estate under the Federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., or the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., or any other applicable environmental law, which notice shall indicate the steps Borrower has or will take to remediate all hazardous environmental conditions if any such steps are required of it by applicable Environmental Law and the estimated costs of such remediation; and

                           (vi) if (and on each occasion that) any event shall
at any time occur or any condition shall at any time develop which constitutes a Default or an Event of Default, then, promptly (and, in any event, within five
(5) Business Days) after Borrower shall have first become aware of the occurrence or development of any such event or condition, Borrower will furnish or cause to be furnished to Lenders a written notice specifying the nature and the date of the occurrence of such event or (as the case may be), the nature and the period of existence of such condition and what action Borrower is taking or proposes to take with respect thereto.

                  (f) Borrower shall also provide the Lenders with such other information relating to Borrower or any of its Subsidiaries (including, without limitation, any Employee Benefit Plan) as the Lenders may from time to time reasonably request. To the extent a Lender is obligated to do so by applicable law, rule or regulation, it may deliver to any regulatory body having jurisdiction over it, copies of the reports and other information provided by Borrower to the Lenders pursuant to this Section 5.1.

         Section 5.2 Maintenance of Property; Authorization; Insurance.

                  (a) Borrower covenants to keep and maintain all of its Property in good repair, working order and condition, reasonable wear and tear excepted, and from time to time to make, or use all reasonable legal remedies to cause to be made, all proper repairs, renewals or replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                  (b) At its own cost and expense, Borrower shall obtain and maintain during the term of this Agreement insurance against loss, destruction or damage to its properties as Lenders may reasonably require from time to time and insurance against public liability and third party property damage, with such insurance companies, in such amounts and covering such risks as are at all times reasonably satisfactory to Lenders. Borrower agrees to deliver to Lenders upon request insurance certificates or policies evidencing compliance with the above requirements. Borrower covenants, warrants and represents that it will not do any act or voluntarily suffer or permit any act to be done whereby any insurance required hereunder shall or may be suspended, impaired or defeated.

         Section 5.3 Corporate Existence. Borrower shall preserve and maintain its existence as Delaware corporation and all of its rights, franchises and privileges as a corporation.

         Section 5.4 Inspection Rights. At any reasonable time, upon reasonable notice, and from time to time Borrower shall permit the Lenders, or any of their agents, representatives or current or prospective participants in the Loans, to inspect the Borrower's Property, to examine and make copies of and abstracts from the records and books of account of, to visit the properties of, Borrower and to discuss the affairs, finances and accounts of Borrower with any of their officers, employees, agents or it independent accountants.

         Section 5.5 Payment of Taxes and Claims. Borrower shall pay or cause to be paid all taxes, assessments and other governmental charges imposed upon its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become due and payable and which by law have or might become a lien or charge upon any of its properties or assets, provided that (unless any material item of property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if the amount, applicability or validity thereof is currently being contested in good faith and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

         Section 5.6 Compliance with Laws.

                  (a) Borrower will comply with all applicable federal, state and local laws, rules, regulations and orders pertaining to the operation of its business (including with respect to the Tender Offer), paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or its properties, and paying all lawful claims which if unpaid might become a Lien upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

                  (b) Borrower will promptly notify Lenders in the event that Borrower receives any notice, claim or demand from any governmental agency which alleges that Borrower is in material violation of any of the terms of, or has materially failed to comply with any applicable order issued pursuant to any federal, state or local statute regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act, the Federal Comprehensive Environmental

Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

         Section 5.7 Notice of Other Events. Immediately upon Borrower first becoming aware of any of the following occurrences, Borrower will furnish or cause to be furnished to Lenders written notice with full particulars of the business failure, insolvency or bankruptcy of Borrower; the rescission, cancellation or termination, or the creation or adoption, of any material agreement or contract to which Borrower is a party; any labor dispute, any attempt by any labor union or organization representatives to organize or represent employees of Borrower, or any unfair labor practices or proceedings of the National Labor Relations Board with respect to Borrower; or any defaults or events of default under any material agreement of Borrower or any material violations of any laws, regulations, rules or ordinances of any governmental or regulatory body.

         Section 5.8 Communication with Accountants. Borrower authorizes Lenders to communicate directly with its independent accountants and authorizes its independent accountants to disclose to Lenders any and all financial statements and other information of any kind, including copies of any management letter or the substance of any oral information or conversation that such accountants may have with respect to the business, financial condition and other affairs of Borrower.

         Section 5.9 Payment of Indebtedness. Borrower will duly and punctually pay or cause to be paid principal and interest on the Loans and all fees and other amounts payable hereunder or under the Loan Documents in accordance with the terms hereunder. Borrower shall pay all other Indebtedness (whether existing on the date hereof or arising at any time thereafter) punctually in accordance with trade practices or within any applicable period of grace except to the extent that any such obligation is contested in good faith by proper proceedings or Borrower has provided Lenders evidence that any Lien resulting from the non-payment thereof has been bonded or with respect to which adequate reserves have been set aside for the payment thereof.

         Section 5.10 Performance of Obligations Under Certain Documents. Borrower will duly and properly perform, observe and comply in all material respects with all of its agreements, covenants and obligations under this Agreement and each of the other Loan Documents.

         Section 5.11 Governmental Consents and Approvals.

                  (a) Borrower will obtain or cause to be obtained all such approvals, consents, orders, authorizations and licenses from, give all such notices promptly to, register, enroll or file all such agreements, instruments or documents promptly with, and promptly take all such other action with respect to, any governmental or regulatory authority, agency or official, or any central bank or other fiscal or monetary authority, agency or official, as may be required from time to time under any provision of any applicable law:

                           (i) for the performance by Borrower of any of its
agreements or obligations under the Notes, this Agreement or any of the other Loan Documents or for the payment by Borrower to each Lender at its Head Office of any sums which shall become due and payable by Borrower to such Lender thereunder;

                           (ii) to ensure the continuing legality, validity,
binding effect or enforceability of the Notes or any of the other Loan Documents or of any of the agreements or obligations thereunder of Borrower; or

                           (iii) to continue the proper operation of the
business and operations of Borrower.

                  (b) Borrower shall duly perform and comply with the terms and conditions of all such approvals, consents, orders, authorizations and Licenses and Permits from time to time granted to or made upon Borrower.

         Section 5.12 Employee Benefit Plans and Guaranteed Pension Plans. From and after the Merger and except as would not, individually or in the aggregate, result in a Material Adverse Effect, Borrower will and will cause each of its ERISA Affiliates to (a) comply with all requirements imposed by ERISA and the Code applicable from time to time to any of its Guaranteed Pension Plans or Employee Benefit Plans, (b) make full payment when due of all amounts which, under the provisions of Employee Benefit Plans or under applicable law, are required to be paid as contributions thereto, (c) not permit to exist any accumulated funding deficiency, whether or not waived, (b) file on a timely basis all reports, notices and other filings required by any governmental agency with respect to any of its Employee Benefit Plans, (e) make any payments to Multiemployer Plans required to be made under any agreement relating to such Multiemployer Plans, or under any law pertaining thereto, (f) not amend or otherwise alter any Guaranteed Pension Plan if the effect would be to cause the actuarial present value of all benefit commitments under each Guaranteed Pension Plan to be less than the current value of the assets of such Guaranteed Pension Plan allocable to such benefit commitments, (g) furnish to all participants, beneficiaries and employees under any of the Employee Benefit Plans, within the periods prescribed by law, all reports, notices and other information to which they are entitled under applicable law, and (h) take no action which would cause any of the Employee Benefit Plans to fail to meet any qualification requirement imposed by the Code, if otherwise applicable. As used in this Section 5.12, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Code, and the terms "actuarial present value", "benefit commitments" and "current value" have the meaning specified in Section 4001 of ERISA.

         Section 5.13 Use of Proceeds. Borrower shall use all Loan proceeds disbursed only in accordance with the purposes set forth in Section 2.7 of this Agreement.

                                    ARTICLE 6

                         NEGATIVE COVENANTS OF BORROWER

         Borrower covenants with and warrants to each Lender that from and after the Closing Date and until all of the Obligations are paid and satisfied in full:

         Section 6.1 Limitation on Nature of Business. Borrower will not at any time make any material change in the nature of its business as carried on at the date hereto or undertake, conduct or transact any business in a manner prohibited by applicable law, other than pursuant to the Merger. Other than the connection with the acquisition of OMC pursuant to the Tender Offer, Borrower shall not create, capitalize or acquire any Subsidiary after the Closing Date.

         Section 6.2 Limitation on Fundamental Changes. Other than the Merger, Borrower will not at any time consolidate with or merge into or with any Person or Persons or enter into or undertake any plan or agreement of consolidation or merger with any Person. Borrower will not liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of its business or property whether now or hereafter acquired.

         Section 6.3 Restricted Payments. Borrower will not directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payments, other than the payment for shares of OMC stock in the Merger or pursuant to the Debt Put Right.

         Section 6.4 Limitation on Disposition of Assets.

                  (a) Borrower will not sell, lease, transfer or otherwise dispose of any of its property, business or assets ("Asset Dispositions"), or grant any Person an option to acquire any such property, business or assets except for bona fide sales of inventory to customers in the ordinary course of business and dispositions of obsolete equipment not used or useful in the business.

                  (b) Except as permitted elsewhere in this Agreement, Borrower will not, and will not permit any of its Subsidiaries, directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock or other equity securities in Borrower or any such Subsidiary including warrants, rights or options to acquire shares or other equity securities of any of its Subsidiaries, except to Borrower or another Subsidiary of Borrower.

         Section 6.5 Limitation on Investments. Borrower shall not at any time make any Investments of any kind whatever in any Person or Persons, except in the ordinary course of business and consistent with past practice; excluding, however from the operation of the foregoing provisions of this Section:

                  (a) Investments in the Capital Stock of OMC;

                  (b) Investments in cash and Cash Equivalents; and

                  (c) loans to OMC to satisfy purchase obligations with respect to any Debt Put Right so long as, in connection with making such loan, Borrower assigns the evidence of such Indebtedness to Lenders as collateral for the Loan.

         Section 6.6 Acquisition of Margin Securities. Borrower shall not own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security", other than of OMC, as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Lenders shall have received an opinion of counsel satisfactory to Lenders to the effect that such purchase or acquisition will not cause this Agreement or the Notes to be in violation of Regulation G, T, U, X or any other regulation of the Federal Reserve Board then in effect.

         Section 6.7 Limitation on Mortgages, Liens and Encumbrances. Borrower shall not at any time create, assume, incur or permit to exist, any mortgage, Lien or other encumbrance in respect of any of its Property, assets, income or revenues of any character, whether heretofore or hereafter acquired by it; excluding, however, from the operation of the foregoing provisions of this Section (each a "Permitted Lien"):

                  (a) Any Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by Section 5.6 of this Agreement;

                  (b) Any statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent;

                  (c) Any Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

                  (d) Any easements, rights-of-way, encroachments, leases, royalties, restrictions and other similar title exceptions or encumbrances provided such do not, in the aggregate, materially interfere with the ordinary conduct of the business of Borrower or materially reduce or impair the value of the Real Estate so encumbered;

                  (e) Any interest or title of a lessor;

                  (f) Liens of OMC existing at the Merger; and

                  (g) Liens granted to Lenders.

         Section 6.8 No Additional Negative Pledges. Borrower will not create any prohibition or restriction (including any agreement to provide equal or ratable security to any other Person in the event a Lien is granted to or for the benefit of the Lenders) on the creation or existence of any Lien upon the assets of Borrower.

         Section 6.9 No Restrictions on Subsidiary Distributions to Borrower. Except as provided herein, Borrower will not and will not permit any of its Subsidiaries directly or indirectly to create any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (a) pay dividends or make any other distribution on any of such Subsidiary's Capital Stock owned by Borrower or any Subsidiary of Borrower; (b) subject to subordination provisions, pay any indebtedness owed to Borrower or any other Subsidiary; (c) make loans or advances to Borrower or any other Subsidiary; or
(d) transfer any of its property or assets to Borrower or any other Subsidiary.

         Section 6.10 Limitation on Indebtedness. Borrower shall not create, incur or assume, or become or be liable (directly or indirectly) in respect of, any Indebtedness for Borrowed Money, except (i) Indebtedness arising under this Agreement and the other Loan Documents, (ii) loans to OMC to fund its obligations with respect to any Debt Put Right and working capital needs, so long as, in connection with making such loan, Borrower assigns the evidence of such Indebtedness to Lenders as collateral for the Loan, (iii) with respect to New OMC, capital expenditure and dealer financing in accordance with OMC's past practices, (iv) Indebtedness incurred under the Bank Credit Agreement or a replacement bank credit facility in an amount not to exceed One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00), and (v) refinancings of other existing OMC debt on terms no less favorable to OMC taken as a whole than the Indebtedness being replaced or which would shorten the maturity of such debt to a date prior to the due date of the Loans made hereunder.

         Section 6.11 Limitation on Sales and Leasebacks. Borrower shall not at any time, directly or indirectly, sell and thereafter lease back any of its assets or Property.

         Section 6.12 Transactions with Affiliates. Borrower shall not at any time enter into or participate in any agreements or transactions of any kind with any Affiliates of Borrower, except the loans permitted pursuant to Section 6.5(c) hereof; or agreements or transactions entered into in the ordinary course of business upon terms no less favorable to Borrower than could be obtained in a comparable arms-length transaction with an unaffiliated Person.

                                    ARTICLE 7

                         EVENTS OF DEFAULT AND REMEDIES

         Section 7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

                  (a) Principal and Interest. Any principal payable under this Agreement or the Notes shall not be paid when due or any interest or any other sum payable under this Agreement or the Notes shall not be paid when within five
(5) days of the date when due;

                  (b) Representation and Warranties. Any representation or warranty at any time made by or on behalf of Borrower in this Agreement, any Loan Document or in any certificate, written report or statement furnished to Lenders pursuant hereto or thereto shall prove to have been untrue, incorrect or breached in any material respect on or as of the date on which such representation or warranty was made or deemed to have been made or repeated;

                  (c) Certain Covenants. Borrower shall fail to comply with the covenants set forth in Article , in any material respect;

                  (d) Other Covenants. Borrower shall fail to, in any material respect, perform, comply with or observe or shall otherwise breach any other covenant or agreement contained in any Loan Document and such failure or breach shall continue for more than ten (10) days after the earlier of the date on which Borrower shall have first become aware of such failure or breach or Lenders shall have first notified Borrower of such failure or breach;

                  (e) Litigation. Any action at law, suit in equity or other legal proceeding to amend, cancel, revoke or rescind any Loan Document shall be commenced by or on behalf of Borrower or Parent, or by any court or any other governmental or regulatory authority or agency of competent jurisdiction; or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or shall issue a judgment, order, decree or ruling to the effect that, any one or more of the material covenants, agreements or obligations of Borrower under any one or more of the Loan Documents are illegal, invalid or unenforceable in accordance with the terms thereof;

                  (f) Default under other Agreements. Any event of default shall occur under any agreement, instrument or contract relating to Indebtedness individually or in the aggregate in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00) to which Borrower is at any time a party or by which Borrower is at any time bound or affected, or Borrower shall fail to perform or observe any of its agreements or covenants thereunder, and such default, event of default or failure shall continue for such period of time as would permit, or as would have permitted (assuming the giving of appropriate notice), holders of Indebtedness of Borrower to accelerate the maturity of all or any part of such Indebtedness under any such document, other than an event of default by OMC resulting from the Debt Put Right;

                  (g) Insolvency. Any action shall be taken by or on behalf of Borrower for the termination, winding up, liquidation or dissolution of Borrower; or Borrower shall make an assignment for the benefit of creditors, become insolvent or be unable to pay its debts as they mature; or Borrower shall file a petition in voluntary liquidation or bankruptcy; or Borrower shall file a petition or answer or consent seeking the reorganization of Borrower, or the readjustment of any of the Indebtedness of Borrower; or Borrower shall commence any case or proceeding under applicable insolvency or bankruptcy laws now or hereafter existing; or Borrower shall consent to the appointment of any receiver, administrator, custodian, liquidator or trustee of all or any part of the Property or assets of Borrower; or any corporate action shall be taken by Borrower for the purpose of effecting any of the foregoing; or by order or decree of any court of competent jurisdiction, Borrower shall be adjudicated as bankrupt or insolvent; or any petition for any proceedings in bankruptcy or liquidation or for the reorganization or readjustment of Indebtedness of Borrower shall be filed, or any case or proceeding shall be commenced, under any applicable bankruptcy or insolvency laws now or hereafter existing, against Borrower, or any receiver, administrator, custodian, liquidator or trustee shall be appointed for Borrower or for all or any part of the Property of Borrower and such case or proceeding shall remain undismissed for a period of sixty (60) days, or any order for relief shall be entered in a proceeding with respect to Borrower under the provisions of the United States Bankruptcy Code, as amended;

                  (h) Judgment. Any judgment, order or decree for the payment of money in excess of Fifty Thousand and 00/100 Dollars ($50,000.00) shall be rendered against Borrower, and Borrower shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, within Thirty (30) days after the date of the entry thereof;

                  (i) ERISA. Any Termination Event shall occur and as of the date thereof or any subsequent date, the sum of the various liabilities of Borrower and its ERISA Affiliates (such liabilities to include, without limitation, any liability to the Pension Benefit Guaranty Corporation (or any successor thereto) or to any other party under Sections 4062, 4063, or 4064 of ERISA or any other provision of law and to be calculated after giving effect to the tax consequences thereof) resulting from or otherwise associated with such event exceeds Fifty Thousand and 00/100 Dollars ($50,000.00); or Borrower or any of its ERISA Affiliates as an employer under any Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plans and the plan sponsors of such Multiemployer Plans shall have notified such withdrawing employer that such employer has incurred a withdrawal liability requiring a payment in an amount exceeding Fifty Thousand and 00/100 Dollars ($50,000.00); and

                  (j) Material Adverse Change. There shall have been a material adverse change in Borrower's financial condition.

         Section 7.2 Termination of Commitments and Acceleration of Obligations. If any one or more of the Events of Default shall at any time occur:

                  (a) The Lenders may by giving notice to Borrower, immediately terminate the Credit Commitments of Lenders in full and each Lender shall thereupon be relieved of all of its obligations to make any Loans hereunder; except that if there shall be an Event of Default under Section 7.1(g) hereof, the Credit Commitments of Lenders shall automatically terminate in full, and each Lender shall thereupon be relieved of all of its obligations to make any Loans hereunder.

                  (b) The Lenders may by giving notice to Borrower (in this Agreement and in the other Loan Documents called a "Notice of Acceleration"), declare all of the Obligations, including the entire unpaid principal of the Notes, all of the unpaid interest accrued thereon, and all other sums (if any) payable by Borrower under this Agreement, the Notes, or any of the other Loan Documents, to be immediately due and payable; except that if there shall be an Event of Default under Section 7.1(g), all of the Obligations, including the entire unpaid balance of all of the Notes, all of the unpaid interest accrued thereon and all other sums (if any) payable by Borrower under this Agreement, the Notes or any of the other Loan Documents shall automatically and immediately be due and payable without notice to Borrower. Thereupon, all of such Obligations which are not already due and payable shall forthwith become and be absolutely and unconditionally due and payable, without any further notice or any other formalities of any kind, all of which are hereby expressly and irrevocably waived.

         Section 7.3 Remedies. From and after the occurrence of an Event of Default which is continuing and which has not been waived by the Lenders, the Lenders may:

                  (a) proceed to protect and enforce all or any of its rights, remedies, powers and privileges under this Agreement, the Notes or any of the other Loan Documents by action at law, suit in equity or other appropriate proceedings, whether for specific performance of any covenant contained in this Agreement, any Note or any of the other Loan Documents, or in aid of the exercise of any power granted to Lenders herein or therein; and

                  (b) foreclose the security interests created pursuant to the Pledge Agreement by any available judicial procedure.

         Section 7.4 No Implied Waiver; Rights Cumulative. No delay on the part of the Lenders in exercising any right, remedy, power or privilege under any of the Loan Documents or provided by statute or at law or in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, remedy, power or privilege or be construed as a waiver of any Default or Event of Default or as an acquiescence therein. No right, remedy, power or privilege conferred on or reserved to Lenders under any of the Loan Documents or otherwise is intended to be exclusive of any other right, remedy, power or privilege. Each and every right, remedy, power and privilege conferred on or reserved to Lenders under any of the Loan Documents or otherwise shall be cumulative and in addition to each and every other right, remedy, power or privilege so conferred on or reserved to Lenders and may be exercised at such time or times and in such order and manner as Lenders shall (in their sole and complete discretion) deem expedient.

                                    ARTICLE 8

                        PROVISIONS OF GENERAL APPLICATION

         Section 8.1 Term of Agreement. This Agreement shall continue in full force and effect and the duties, covenants, and liabilities of Borrower hereunder and all the terms, conditions, and provisions hereof relating thereto shall continue to be fully operative until all Obligations to Lenders have been satisfied in full.

         Section 8.2 Notices.

                  (a) All notices and other communications pursuant to this Agreement shall be in writing, either delivered in hand or sent by first-class mail, postage prepaid, or sent by telex, telecopier, facsimile transmission or telegraph, addressed to the parties hereto at the addresses set forth on the signature pages hereof.

                  (b) Except as otherwise expressly provided herein, any notice or other communication pursuant to this Agreement or any other Loan Document shall be deemed to have been duly given or made and to have become effective when delivered in hand to the party to which it is directed, or, if sent by first-class mail, postage prepaid, or by telex, telecopier, facsimile transmission or telegraph, and properly addressed in accordance with Section 8.2(a), when received by the addressee; or if sent by first class mail, postage prepaid, on the third (3rd) Business Day following the day of the dispatch thereof, whichever of (i) or (ii) shall be the earlier.

         Section 8.3 Survival of Representations. All representations and warranties made by or on behalf of Borrower in this Agreement, or any of the other Loan Documents shall be deemed to have been relied upon by Lenders notwithstanding any investigation made by Lenders and shall survive the making of each of the Loans.

         Section 8.4 Costs, Expenses, Taxes and Indemnification.

                  (a) Borrower absolutely and unconditionally agrees to pay to the Lenders upon demand by Lenders at any time and as often as the occasion therefor may require, whether or not all or any of the transactions contemplated by any of the Loan Documents are ultimately consummated all reasonable out-of-pocket costs and expenses which shall at any time be incurred or sustained by Lenders or any of their directors, officers, employees or agents as a consequence of, on account of, in relation to or any way in connection with the preparation, negotiation, execution and delivery of the Loan Documents and the perfection and continuation of the rights of the Lenders in connection with the Loan, as well as the preparation, negotiation, execution, or delivery or in connection with the amendment or modification of any of the Loan Documents or as a consequence of, on account of, in relation to or any way in connection with the granting by Lenders of any consents, approvals or waivers under any of the Loan Documents including, but not limited to, reasonable attorneys' fees and disbursements; and all reasonable out-of-pocket costs and expenses which shall be incurred or sustained by Lenders or any of their directors, officers, employees or agents as a consequence of, on account of, in relation to or any way in connection with the exercise, protection or enforcement (whether or not suit is instituted) of any rights, remedies, powers or privileges under any of the Loan Documents or in connection with any litigation, proceeding or dispute in any respect related to any of the relationships under, or any of the Loan Documents (including, but not limited to, all of the reasonable fees and disbursements of consultants, legal advisers, accountants, experts and agents for Lenders, the reasonable travel and living expenses away from home of employees, consultants, experts or agents of Lenders, and the reasonable fees of agents, consultants and experts not in the full-time employ of Lenders for services rendered on behalf of Lenders).

                  (b) Borrower shall absolutely and unconditionally indemnify and hold harmless Lenders against any and all claims, demands, suits, actions, causes of action, damages, losses, settlement payments, obligations, costs, expenses and all other liabilities whatsoever which shall at any time or times be incurred or sustained by Lenders or by any of their shareholders, directors, officers, employees, subsidiaries, Affiliates or agents on account of, or in relation to, or in any way in connection with, any of the arrangements or transactions contemplated by, associated with or ancillary to this Agreement or any of the other Loan Documents, whether or not all or any of the transactions contemplated by, associated with or ancillary to this Agreement, or any of such Loan Documents are ultimately consummated.

                  (c) Borrower hereby covenants and agrees that any sums expended by Lenders which Lenders are entitled to be reimbursed for pursuant to this Section 8.4 shall be immediately due and payable upon demand by Lenders, and shall bear interest at the Default Interest Rate five (5) days after the date of Lenders' demand for payment on Borrower is made until the date such payment is made in full to Lenders.

         Section 8.5 Language. All notices, applications, certificates, reports, financial statements and other financial information, correspondence and all other communications from Borrower to Lenders pursuant to this Agreement or any of the other Loan Documents shall be in the English language or shall be accompanied by an English translation thereof completely satisfactory to Lenders.

         Section 8.6 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors in title and assigns; provided, however, that Borrower may not assign or delegate any of its rights or obligations hereunder to any Person or Persons without the express prior written consent of the Lenders; and provided, further, that Lenders at all times retain the right to assign their rights and obligations hereunder without the consent of or prior notice to Borrower (i) if the assignee is as creditworthy as the assigning Lender or (ii) if the assigning Lender retains its funding obligation hereunder.

         Section 8.7 Governing Law; Jurisdiction and Venue. The undersigned agree that inasmuch as this Agreement, the Notes and the Loan Documents are to be executed by Borrower and accepted by Lenders in Cincinnati, Ohio and the funds to be disbursed under the Loans are to be disbursed in Ohio, this instrument and the rights and obligations of all parties hereunder shall be governed by and construed under the substantive laws of the State of Ohio, without reference to the conflict of laws principles of such state.

         The Lenders and Borrower hereby designate all courts of record sitting in Cincinnati, Ohio, both state and federal, as forums where any action, suit or proceeding in respect of or arising out of this Agreement, the Notes, Loan Documents, or the transactions contemplated by this Agreement may be prosecuted as to all parties, their successors and assigns, and by the foregoing designations the Lenders and Borrower consent to the jurisdiction and venue of such courts. BORROWER

WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN THE STATE OF OHIO FOR THE PURPOSES OF LITIGATION TO ENFORCE SUCH OBLIGATIONS OF BORROWER. In the event such litigation is commenced, Borrower agrees that service of process may be made and personal jurisdiction over Borrower obtained by service of a copy of the summons, complaint and other pleadings required to commence such litigation upon Borrower's appointed agent for Service of Process in the State of Ohio, which Borrower designates to be: CT Corporation Systems, Cincinnati, Ohio. Borrower recognizes and agrees that the agency has been created for the benefit of Borrower, and agrees that this agency shall not be revoked, withdrawn, or modified without the consent of the Lenders.

         Section 8.8 Waiver of Jury Trial. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR THE LENDERS TO EXTEND CREDIT TO BORROWER, AND AFTER HAVING THE OPPORTUNITY TO CONSULT COUNSEL, BORROWER HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO THIS AGREEMENT OR ARISING IN ANY WAY FROM THE OBLIGATIONS.

         Section 8.9 Waivers. Borrower waives notice of nonpayment, demand, notice of demand, presentment, protest and notice of protest with respect to the Obligations, or notice of acceptance hereof, notice of the Loans made, credit extended, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

         Section 8.10 Interpretation and Proof of Loan Documents. Whenever possible, the provisions of each Loan Document will be construed in such a manner as to be consistent with this Agreement and each other Loan Document. If any of the provisions of any Loan Document are inconsistent with this Agreement, such provisions of this Agreement will supersede such provisions of such Loan Document. This Agreement, the Loan Documents and all documents relating hereto, including, without limitation, consents, waivers and modifications which may hereafter be executed, documents received by the Lenders at the closing or otherwise, and financial statements, certificates and other information previously or hereafter furnished to the Lenders, may be reproduced by the Lenders by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Lenders may destroy any original document so reproduced. Borrower agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the agent of Lenders in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         Section 8.11 Integration of Schedules and Exhibits. The Exhibits and Schedules annexed to this Agreement are an integral part of this Agreement and are incorporated herein by reference.

         Section 8.12 Headings. The headings of the Articles, Sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         Section 8.13 Counterparts. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.

         Section 8.14 Severability. Any provision of this Agreement which is prohibited and unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      [Remainder of page intentionally left blank. Signature page follows.]

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by or on behalf of each of the parties as of the day and in the year first above written in Cincinnati, Ohio.



                                     GREENMARINE ACQUISITION CORP.


                                      BY: /s/ Alfred D. Kingsley
                                          --------------------------
                                               Alfred D. Kingsley
                                               President and CEO

Address for notices:

Greenmarine Acquisition Corp.
277 Park Avenue
27th Floor
New York, New York 10172
Attn: Gary Duberstein

Telephone:   (212) 350-5100
Facsimile:   (212) 350-5253

with a copy to

Weil, Gotshal & Manges L.L.P.
767 Fifth Avenue
New York , New York 10153
Attn: Ronald F. Daitz, Esq.

Telephone:   (212) 310-8337
Facsimile:   (212) 310-8007

                                                 AMERICAN ANNUITY GROUP, INC.


                                                 BY: /s/ Mark F. Muething
                                                     ------------------------
                                                          Mark F. Muething
                                                          Senior Vice President

Address for notices:

American Annuity Group, Inc.
250 East Fifth Street
Cincinnati, Ohio 45202
Attn: Mark F. Muething, Esq.
Senior Vice President

Telephone:  (513) 333-3500
Facsimile:  (513) 357-3397

with a copy to:

American Financial Group, Inc.
One East Fourth Street
Cincinnati, Ohio 45202
Attn: James E. Evans, Esq.
Senior Vice President

Telephone:  (513) 579-2536
Facsimile:  (513) 579-2113

CREDIT  COMMITMENT:                   $75,000,000.00
PARTICIPATION PERCENTAGE:                    50%

                                 GREAT AMERICAN INSURANCE COMPANY

                                 BY: /s/ Eva Cutler Rosen
                                     --------------------------------------
                                          Eve Cutler Rosen
                                          Vice President & Assistant Secretary

Address for notices:

Great American Insurance Company
580 Walnut Street
Cincinnati, Ohio 45202
Attn: Karen Holley Horrell, Esq.
Senior Vice President

Telephone:  (513) 369-5009
Facsimile:  (513) 369-5750

with a copy to:

American Financial Group, Inc.
One East Fourth Street
Cincinnati, Ohio 45202
Attn: James E. Evans, Esq.
Senior Vice President

Telephone:  (513) 579-2536
Facsimile:  (513) 579-2113

CREDIT  COMMITMENT:                        $75,000,000.00
PARTICIPATION PERCENTAGE:                         50%